UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2024

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Lancaster Avenue, 2nd Floor Haverford, PA	19041
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: 732-889-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Purchase of Company Shares in a Private Transaction

On October 25, 2024, Investview, Inc. (the “Company”) entered into an agreement (the “Agreement”) with three non-affiliate shareholders (the “Sellers”) to repurchase in a private transaction a total of 121 million shares of the Company’s common stock (the “Purchased Shares”). The Purchased Shares represent approximately 6.5% of the Company’s outstanding shares.

The Purchased Shares were initially issued to the Sellers in 2017 in connection with a commercial transaction with the Company (the “2017 Issuance”). Upon the closing under the Agreement, the Purchased Shares are to be acquired by the Company for surrender and cancellation at a discount to the closing price of the Company’s common stock on the date of the Agreement (the “Purchase Price”). In addition to reducing the Company’s outstanding shares from 1,859,231,786 to 1,738,231,786, the Company entered into the Agreement, in part, to resolve a dispute related to the 2017 Issuance.

The transactions contemplated by the Agreement are scheduled to close subject to the satisfaction of customary closing conditions, including the delivery of the Purchased Shares to the Company. In addition to customary purchase and sale terms, under the Agreement, the Sellers agreed to provide a customary release to the Company and its affiliates; as well, they agreed to certain customary standstill, non-disparagement and non-solicitation covenants. Following closing, the Purchase Price is payable in a series of 10 equal consecutive quarterly payments.

Acquisition of Renu Laboratories Inc.

On October 24, 2024, the Company issued a press release announcing its acquisition of Renu Laboratories Inc., a manufacturer of proprietary and other health, beauty and wellness products. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this Current Report on Form 8-K include statements regarding the closing of the transactions contemplated by the Agreement, including the Company’s repurchase of the Purchased Shares, delivery of the Purchased Shares and payment of the Purchase Price. These forward-looking statements are based on the Company’s current beliefs and assumptions and information currently available to the Company and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, including risks and uncertainties surrounding the ultimate closing under the Agreement as the closing remains subject to the satisfaction of customary closing conditions that cannot be assured; as well as any uncertainties to which the Company is subject; particularly given the risk factors that are identified in the Company’s public reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made herein speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

No.	Description	Location

99.1	Press Release dated October 24, 2024	This filing

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: October 31, 2024	By:	/s/ Ralph Valvano
Ralph Valvano
Secretary/Chief Financial Officer

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